Letter of Intent - Hemp and Retail

This Letter of Intent - Hemp and Retail (this “LOI”) dated as of February 19, 2025, is made and entered into by and among

LFTD Partners Inc., a Nevada corporation ("LIFD") and Lifted Liquids, Inc., an Illinois corporation ("Lifted"),

and

Gerard M. Jacobs, a Florida resident ("GMJ"), Nicholas S. Warrender, a Florida resident ("NSW") and William C. Jacobs, a Florida resident ("WCJ"),

and

Sustainable Growers, LLC, an Illinois limited liability company (“SG”), Sustainable Innovations Development Company, LLC, an Illinois limited liability company (“SIDC”), Buckbee Seed Co., LLC, an Illinois limited liability company (“BSC”), Buckbee Seed Company, LLC, SEED II, an Illinois limited liability company (“Mrs. Buckbee’s”), Downtown Rockford Restaurant, LLC, an Illinois limited liability company (“District”), and Northtown Restaurant, LLC, an Illinois limited liability company (“Half Baked”),

and

L. John Murray, an Illinois resident ("JM") and Erik Carlson, an Illinois resident ("EC").

and

Billy Ni, an Illinois resident ("Ni").

LIFD, Lifted, GMJ, NSW, WCJ, SG, SIDC, BSC, Mrs. Buckbee's, District, Half Baked, JM, EC and Ni are hereafter sometimes referred to individually as a "Party" and collectively as the "Parties".

GMJ, NSW and WCJ are hereafter sometimes referred to collectively as the "LIFD Executives". LIFD, Lifted, and the LIFD Executives are hereafter sometimes referred to collectively as the "LIFD Group".

JM and EC are hereafter sometimes referred to collectively as the "Sustainable Executives". SG, SIDC, BSC, Mrs. Buckbee's, District and Half Baked are hereafter sometimes referred to collectively as the "Hemp and Retail Companies". The Hemp and Retail Companies, the Sustainable Executives, and Ni are hereafter sometimes referred to collectively as the "Hemp and Retail Group".

The LIFD Executives and the Sustainable Executives are hereafter sometimes referred to individually as a "Senior Executive" and collectively as the "Senior Executive Group".

RECITALS

Whereas, LIFD wishes to expand its hemp business and to enter the retail food and beverage industry in the United States;

Whereas, the Hemp and Retail Companies own all or 50% of certain valuable hemp and retail food and beverage businesses; and

Whereas, LIFD believes that acquiring the Hemp and Retail Companies is in the best interests of LIFD and LIFD's stockholders;

Now, Therefore, in consideration of the mutual agreements and covenants hereafter set forth, the Parties hereby agree as follows, intending to be legally bound hereby:

1. Agreements, Representations and Warranties of LIFD Group

As an inducement to the Hemp and Retail Companies to enter into this LOI, the LIFD Group hereby agrees, represents, warrants and covenants as follows:

(A) Ownership. LIFD is owned by the holders of its common stock (collectively the "LIFD Stockholders") and by the holders of its Series A and Series B convertible preferred stock.

(B) Governance. LIFD is governed by a Board of Directors, consisting of GMJ (Chairman), NSW (Vice Chairman), Joshua Bloom, Sharial Howard, James Jacobs, WCJ, Vincent Mesolella, Richard Morrissy, and Kevin Rocio (collectively the "LIFD Board"). GMJ is the CEO of LIFD, NSW is the COO of LIFD, and WCJ is the President and CFO of LIFD.

(C) Wholly Owned Subsidiary. LIFD owns 100% of the common stock of Lifted, which sometimes does business as "Lifted Made" or as "Urb". NSW is the founder and CEO of Lifted, and WCJ is the President of Lifted.

2. Agreements, Representations and Warranties of the Hemp and Retail Group

As an inducement to the LIFD Group to enter into this LOI, the Hemp and Retail Group hereby agrees, represents, warrants and covenants as follows:

(A) Ownership. The persons and entities who own the Hemp and Retail Companies (individually an "Owner" and collectively the "Owners") and their respective ownership percentages thereof, are specified in that certain Hemp and Retail Ownership Letter dated the date hereof from the Sustainable Executives to the LIFD Executives (the "Ownership Letter"), and during the period from the date hereof through the date of the Closing (as defined below) or the date of the termination of this LOI, there shall be no changes to such ownership and respective ownership percentages.

(B) Governance. Each of the SG, SIDC, BSC and Mrs. Buckbee's is governed by its Managers, consisting of JM and EC (collectively the "Managers"), and each of District and Half Baked is governed by its Managers, consisting of JM, EC and Ni (collectively the "Bar Managers").

(C) Assets to be Owned by the Hemp and Retail Companies as of the date of the Closing ("Closing Date"). Each of the following entities shall own the following assets as of the Closing Date, respectively:

(1) SG:  100% of the ownership interests in SIDC and BSC;

(2) BSC:  100% of the ownership interests in Mrs. Buckbee's, and 50% of the ownership interests in each of District and Half Baked;

(3) Mrs. Buckbee's: All rights, titles and interests in the brand names Mrs. Buckbee's and Wake N Bakery, and in the lease (the "Mrs. Buckbee's Lease") of 275 Deane Drive, Rockford, IL 61107, free and clear of all debts, liabilities, mortgages, liens, income taxes, other taxes, assessments, claims, or other encumbrances of any type or nature whatsoever excepting only debts, liabilities, mortgages, liens, income taxes, other taxes, assessments, claims, or other encumbrances of any type or nature whatsoever incurred by Mrs. Buckbee's in the ordinary course of Mrs. Buckbee's Wake N Bakery's business;

(4) District: All rights, titles and interests in in the brand name District Bar & Grill, and in the lease (the "District Lease") of 205 W. State St., Rockford, IL 61101, free and clear of all debts, liabilities, mortgages, liens, income taxes, other taxes, assessments, claims, or other encumbrances of any type or nature whatsoever excepting only debts, liabilities, mortgages, liens, income taxes, other taxes, assessments, claims, or other encumbrances of any type or nature whatsoever incurred by District in the ordinary course of District Bar & Grill's business; and

(5) Half Baked: All rights, titles and interests in the brand name Half Baked Bar, and in the lease (the "Half Baked Lease") of 908 W. Riverside, Rockford, IL 61103, free and clear of all debts, liabilities, mortgages, liens, income taxes, other taxes, assessments, claims, or other encumbrances of any type or nature whatsoever excepting only debts, liabilities, mortgages, liens, income taxes, other taxes, assessments, claims, or other encumbrances of any type or nature whatsoever incurred by Half Baked in the ordinary course of Half Baked's business.

(E) Leases.

(1) Mrs. Buckbee's Lease. As of the Closing Date, the Mrs. Buckbee's Lease shall be in full force and effect and legally binding, without any outstanding defaults by Mrs. Buckbee's (as tenant) thereunder;

(2) District Lease. As of the Closing Date, the District Lease shall be in full force and effect and legally binding, without any outstanding defaults by District (as tenant) thereunder; and

(3) Half Baked Lease. As of the Closing Date, the Half Baked Lease shall be in full force and effect and legally binding, without any outstanding defaults by Half Baked (as tenant) thereunder;

(F) Operations Prior to the Closing Date.

(1) From and after the date of this LOI through the Closing Date, each of the Hemp and Retail Companies shall continue to operate in due course and consistently with their historical practices;

(2) From and after the date of this LOI through the Closing Date, any and all after-tax free cash flow generated by SG, SIDC, BSC and Mrs. Buckbee's, or generated by BSC's 50% ownership interests in District and Half Baked, shall be deposited by SG, SIDC, BSC, Mrs. Buckbee's, District and Half Baked into checking accounts at Surety Bank in the names of SG, SIDC, BSC (in the case of after-tax free cash flow generated by BSC or by BSC's 50% ownership interests in District and Half Baked) and Mrs. Buckbee's, and shall not be otherwise paid out, distributed or dissipated prior to the Closing Date; and

(3) From and after the date of this LOI through the Closing Date, all leases, contracts, agreements, books, records, profit and loss statements, balance sheets, cash flow statements, distribution records, bank statements, borrowings, other material documents, and tax returns, of each of SG, SIDC, BSC, Mrs. Buckbee's, District and Half Baked shall be diligently, accurately and professionally prepared and maintained in accordance with all applicable laws, rules and regulations, and shall be made available for review and copying by LIFD upon reasonable advance notice; and

(G) The Sustainable Executives shall use good faith efforts to facilitate discussions by and among the Senior Executive Group and Ni, regarding the potential terms and conditions pursuant to which LIFD or its designee might acquire Ni's 50% ownership interests in District and Half Baked.

3. Conditions Precedent to the Closing

The following shall be conditions precedent to the Closing (the "Conditions Precedent"):

(A) The Hemp and Retail Group's agreements, representations, warranties and covenants set forth in Section 2 above shall be fulfilled and accurate on or before the Closing Date;

(B) The Merger Agreement (as defined below) and all of the other transactions contemplated by this LOI shall have been approved in writing by LIFD, by a majority of the LIFD Board, by a majority of the LIFD Stockholders if such approval is required under Nevada law, and by the Merger Subsidiary (as defined below);

(C) The Merger Agreement and all of the other transactions contemplated by this LOI shall have been unanimously approved in writing: by each of the Owners; by the Managers of SG, SIDC, BSC and Mrs. Buckbee's; and by the Bar Managers of District and Half-Baked;

(D) The Merger Agreement shall have been approved by LIFD's lender, Surety Bank of DeLand, Florida;

(E) All necessary securities filings in regard to the Merger (as defined below) shall have been filed, and any necessary approvals shall have been obtained from the U.S. Securities and Exchange Commission (the "SEC"), all in the opinion of LIFD's securities attorney David Hunt of Salt Lake City, Utah; and

(F) LIFD's outside firm of certified public accountants, Fruci & Associates II, PLLC of Spokane, Washington ("Fruci") shall have audited the financial statements of the Hemp and Retail Companies for fiscal years 2023 and 2024 in accordance with U.S. generally accepted accounting principles (and potentially, after Fruci has reviewed the Hemp and Retail Companies' financial statements for quarterly periods during 2025), and such audited financial statements and audit opinion letters associated with the Merger (collectively the "Audit") shall have been delivered by Fruci to LIFD, all as shall be necessary to allow SG to be acquired by LIFD pursuant to all applicable SEC and FASB rules and regulations, and to allow LIFD to timely file all necessary securities filings with the SEC, and the Audit shall have been acceptable to LIFD in its discretion. The Hemp and Retail Group shall use good faith efforts to cause the Audit to be completed as promptly as possible.

4. The Closing

Following the successful fulfillment all of the Conditions Precedent, the Parties shall proceed to a closing (the "Closing") to be held on the Closing Date at the offices of law firm Fox Rothschild LLP in Chicago, at which the following shall occur:

(A) SG shall merge with and into a newly formed, wholly owned subsidiary of LIFD (the "Merger Subsidiary") pursuant to a mutually acceptable merger agreement (the "Merger Agreement"), pursuant to which Merger Agreement LIFD shall acquire, via merger (the "Merger"), 100% of the ownership interests in SG, and SG shall be the surviving entity in the Merger. The Merger Agreement shall, among other things, contain representations, warranties, covenants, conditions, and indemnification provisions customary to transactions like the Merger (for example but without limitation, representations, warranties, covenants, conditions, and indemnification provisions similar to those contained in the agreements used by LIFD in its acquisition of Lifted on February 24, 2020.) Without limiting the generality of the foregoing, the Merger Agreement shall include an accurate list of each of the Hemp and Retail Companies' assets, liabilities and contracts as of the Closing Date, certified to LIFD in writing by the Sustainable Executives, and such list must be acceptable to LIFD in its discretion; and

(B) The merger consideration to be paid by LIFD in the Merger pursuant to which LIFD shall acquire 100% of the ownership interests in SG shall consist of Two Million Two Hundred Ninety Thousand Seven Hundred Seventy-Seven (2,290,777) shares of unregistered common stock of LIFD ("LIFD Shares"). Such LIFD Shares shall be allocated and distributed among the Owners of SG in the Merger as specified in the Merger Agreement.

5. Pending Discussions/Negotiations

The Sustainable Executives have already entered into discussions and negotiations related to certain potential agreements and arrangements regarding the Hemp and Retail Companies, such as the potential for franchising Mrs. Buckbee's. The Sustainable Executives agree and covenant that prior to the Closing they shall use good faith efforts to collaborate with LIFD Group regarding these discussions and negotiations.

6. No Shop Clause

During the period between the signing of this LOI and either the termination of this LOI or the execution of the Merger Agreements, SG and the Sustainable Executives and their lawyers, agents and representatives shall not directly or indirectly enter into any discussion(s), negotiation(s), letter(s) of intent, merger(s), reorganization(s), stock sale(s), asset sale(s) (other than asset sales in the ordinary, normal, and customary course of business), other transaction(s), loan agreement(s), financing agreement(s) or arrangement(s) of any type, other capital raise(s), or other contract(s) or arrangement(s) with any third party, or any other agreement(s), contract(s) or arrangement(s) outside the ordinary course of business that would or might delay or make more costly or difficult the closing of the Merger. The Merger Agreement shall include similar covenants regarding the period (if any) between the signing of the Merger Agreement and the Closing or the termination of the Merger Agreement.

During the period between the signing of this LOI and the execution and delivery of the Merger Agreement or the termination of this LOI, the Sustainable Executives shall operate the Hemp and

Retail Companies and their affiliates only in accordance with the ordinary, normal and customary course thereof consistent with past practices, or as otherwise contemplated in this LOI.

7. Good Faith Efforts to Close

Each of the Parties agrees and covenants to use good faith efforts to cause the Merger to close as soon as practicable, subject to the fulfillment of all of the terms, conditions and requirements set forth in this LOI and in the Merger Agreement.

8. Termination of this LOI and the Merger Agreement

The Parties agree and acknowledge that there is considerable time pressure to proceed forward to a closing of the Merger as soon as possible. Either Party shall have the unilateral right to terminate this LOI, without any payment by or penalty due from any party, if such Party in good faith believes that the terms, conditions and requirements that must be met in order for the Closing to occur cannot reasonably be met, or if any material provisions of this LOI shall be adjudged by a court or the SEC to be invalid or unenforceable, and thereafter the parties to this LOI are unable to mutually agree upon how to proceed forward with the Merger as impacted by such court or SEC action. Provided, that the Parties expressly agree and acknowledge that the timing of completion of the Audit is uncertain, and none of the Parties shall use any delay in the timing of completion of the Audit as an excuse to terminate either this LOI or the Merger Agreement as long as the Hemp and Retail Group is using good faith efforts to complete the Audit in a commercially reasonable fashion and time frame.

9. Miscellaneous

(A) Each of the Parties shall bear its or his own fees and expenses in connection with the proposed transactions. Without limiting the generality of the foregoing, each of the Parties shall be solely responsible for the fees and expenses owed by it or him to any lawyers, accountants, financial advisors, investment bankers, brokers or finders employed by such Party.

(B) LIFD shall be permitted to publicly disclose the terms and conditions of this LOI and the Merger Agreement in its SEC filings, press releases, conference calls, and investor relations efforts, and the Parties shall use good faith efforts to cooperate therewith.

(C) The Parties acknowledge that LIFD is a publicly traded company and that unauthorized disclosure of any material non-public information regarding LIFD or the transactions contemplated by this LOI could subject the disclosing party to scrutiny and potential liability under applicable securities laws and regulations.

In Witness Whereof, the Parties have executed and delivered this LOI as of the date first written above.

LFTD Partners Inc., a Nevada corporation

By  /s/ Gerard M. Jacobs

Gerard M. Jacobs, CEO

Lifted Liquids, Inc., an Illinois corporation

By  /s/ Nicholas S. Warrender

Nicholas S. Warrender, CEO

  /s/ Gerard M. Jacobs

Gerard M. Jacobs, a Florida resident

  /s/ Nicholas S. Warrender

Nicholas S. Warrender, a Florida resident

  /s/ William C. Jacobs

William C. Jacobs, a Florida resident

Sustainable Growers, LLC, an Illinois limited liability company

By  /s/ Erik Carlson

Erik Carlson, its authorized representative

Sustainable Innovations Development Company, LLC, an Illinois limited liability company

By  /s/ Erik Carlson

Erik Carlson, its authorized representative

Buckbee Seed Co., LLC, an Illinois limited liability company

By  /s/ Erik Carlson

Erik Carlson, its authorized representative

Buckbee Seed Company, LLC, SEED II, an Illinois limited liability company

By  /s/ Erik Carlson

Erik Carlson, its authorized representative

Downtown Rockford Restaurant, LLC, an Illinois limited liability company

By  /s/ Erik Carlson

Erik Carlson, its authorized representative

Northtown Restaurant, LLC, an Illinois limited liability company

By  /s/ Erik Carlson

Erik Carlson, its authorized representative

  /s/ L. John Murray

L. John Murray, an Illinois resident

  /s/ Erik Carlson

Erik Carlson, an Illinois resident

  /s/ Billy Ni

Billy Ni, an Illinois resident